Exhibit 10.2

AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of January 5, 2009, among MACY’S, INC. (formerly known as FEDERATED DEPARTMENT STORES, INC.) (“Parent”), MACY’S RETAIL HOLDINGS, INC. (formerly known as FEDERATED RETAIL HOLDINGS, INC.) (the “Borrower”), the SUBSIDIARY GUARANTORS party hereto and JPMORGAN CHASE BANK, N.A., as Paying Agent.

Reference is made to (a) the Amended and Restated Credit Agreement dated as of August 30, 2007 (as in effect on the date hereof, the “Existing Credit Agreement”) among Parent, the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as administrative agents and JPMorgan Chase Bank, N.A., as paying agent and (b) the Amended and Restated Guarantee Agreement dated as of August 30, 2007 (as in effect on the date hereof, the “Existing Guarantee Agreement”) among Parent, the Borrower and JPMorgan Chase Bank, N.A., as paying agent. The Existing Credit Agreement is being amended and restated pursuant to and in accordance with the Amendment and Restatement Agreement dated as of December 18, 2008 (the “Amendment and Restatement Agreement”) among Parent, the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Administrative Agents and JPMorgan Chase Bank, N.A., as Paying Agent (the Existing Credit Agreement, as so amended and restated, by the Amendment and Restatement Agreement, and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The amendment and restatement of the Existing Credit Agreement pursuant to the Amendment and Restatement Agreement is conditioned upon, among other things, the execution and delivery of this Agreement. Parent is the parent company of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. The Subsidiary Guarantors are subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Claiming Party” has the meaning assigned to such term in Section 3.02 of this Agreement.

“Contributing Party” has the meaning assigned to such term in Section 3.02 of this Agreement.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Parties” means (a) the Lenders, (b) the Agents, (c) the Issuing Banks, (d) the beneficiaries of the Borrower’s indemnification obligations under the Credit Agreement and (e) the successors and assigns of each of the foregoing.

“Guarantors” means Parent and the Subsidiary Guarantors.

“Obligations” means the due and punctual payment by the Borrower of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (c) all other monetary obligations of the Borrower to any of the Credit Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Subsidiary Guarantor” means, at any time, any Subsidiary Loan Party that is party to this Agreement at such time, except any such Subsidiary Loan Party the Guarantee hereunder of which has been released and terminated in accordance with the terms of this Agreement. The initial Subsidiary Guarantors are listed on Schedule A.

SECTION 1.03. Restatement. This Agreement amends and restates the Existing Guarantee Agreement in its entirety.

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ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Subject to the limitations set forth herein, each of the Guarantors unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Notwithstanding any other provision of this Agreement, the maximum liability of the Bloomingdale’s Parties with respect to the Obligations under this Agreement at any time of determination shall be limited to the difference of (a) the maximum liability that the Bloomingdale’s Parties may have under this Agreement without causing Bloomingdale’s to fail to be in compliance with Section 26.15 of the Bloomingdale’s Lease minus (b) $10,000,000.

SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Paying Agent or any other Credit Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Paying Agent or any other Credit Party in favor of the Borrower or any other Person.

SECTION 2.03. Limitations. (a) Except for (x) termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.10 and (y) the limitations with respect to the Bloomingdale’s Parties set forth in Section 2.01, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Paying Agent or any other Credit Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) the release of any security held by the Paying Agent or any other Credit Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the payment of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations). Each of the Guarantors expressly authorizes the Credit Parties to take and hold security for the payment and

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performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any of the Guarantors hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the payment in full in cash of all the Obligations. The Paying Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or exercise any other right or remedy available to them against the Borrower, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Paying Agent or any other Credit Party upon the bankruptcy or reorganization of the Borrower or otherwise. The provisions of this Section 2.04 shall survive any termination or release under Section 4.10.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Paying Agent or any other Credit Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Paying Agent for distribution to the applicable Credit Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Paying Agent as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Paying Agent or the other Credit Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

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ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity. In addition to all such rights of indemnity and subrogation as each of the Subsidiary Guarantors may have under applicable law (but subject to Section 3.03), Parent and the Borrower jointly and severally agree that, in the event a payment in respect of any Obligation shall be made by any Subsidiary Guarantor under this Agreement, Parent and the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02. Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Obligation and such other Subsidiary Guarantor (the “Claiming Party”) shall not have been fully indemnified by Parent and the Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto after the date hereof, the date of the supplement hereto executed and delivered by such Subsidiary Guarantor); provided, however, that in the case of the Bloomingdale’s Parties, the numerator of the foregoing fraction shall be the maximum liability of the Bloomingdale’s Parties hereunder determined in accordance with Section 2.01. Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of each Subsidiary Guarantor under Sections 3.01 and 3.02 and all other rights of each Guarantor in respect of indemnity, contribution or subrogation under applicable law or otherwise, shall be fully subordinated to the indefeasible payment in full in cash of the Obligations on the terms set forth in Schedule B hereto. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each of the Borrower and the Guarantors hereby agrees that all Indebtedness and other monetary obligations owed by it to Parent, the Borrower or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations on the terms set forth in Schedule B hereto.

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ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices to any Subsidiary Guarantor shall be given to such Subsidiary Guarantor in care of the Borrower.

SECTION 4.02. Waivers; Amendment. (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under the Credit Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the Credit Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Paying Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 4.03. Successors and Assigns. Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, the Borrower or the Paying Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

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SECTION 4.04. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 4.05. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by the Paying Agent and when the Paying Agent shall have received counterparts hereof which, when taken together, bear the signatures of each Loan Party, and thereafter shall be binding upon each Loan Party and the Paying Agent, and shall inure to the benefit of each Loan Party, the Paying Agent and the other Credit Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

SECTION 4.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or uneforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.07. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not any demand for payment thereof has been made under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 4.07 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

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SECTION 4.08. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 4.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.10. Termination or Release. (a) Subject to Section 2.04, this Agreement and the guarantees made herein shall terminate when the Commitments have terminated, all the Obligations have been paid in full, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) At any time that either Public Debt Rating shall be Baa1 or BBB+ or better (provided that neither the Moody’s rating nor the S&P rating is more than one notch worse than the other), the Borrower may by written notice to the Paying Agent release and terminate the Guarantees hereunder by one or more of the Subsidiary Guarantors to the extent doing so would not result in a failure to be in compliance with clause (ii) of Section 5.08(b) of the Credit Agreement.

(c) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and shall cease to be a party hereto upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MACY’s, INC.,

By	/s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Executive Vice President and Chief Financial Officer

MACY’S RETAIL HOLDINGS, INC.,

by	/s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Vice President and Chief Financial Officer

BLOOMINGALE’S ATLANTIC CITY, INC.,

By	/s/ Stephen J. O’Bryan
Name: Stephen J. O’Bryan
Title: Assistant Secretary

DAYTON’S IRON HORSE LIQUORS, INC.,

by	/s/ Warren P. Wolfe
Name: Warren P. Wolfe
Title: President

MACY’S GC SALES, INC.,

by	/s/ Richard A. Cohen
Name: Richard A. Cohen
Title: President

MACY’S HAMILTON BY APPOINTMENT, INC.,

by	/s/ Stephen J. O’Bryan
Name: Stephen J. O’Bryan
Title: Secretary

MARSHALL FIELDS CHICAGO, INC.,

by	/s/ Warren P. Wolfe
Name: Warren P. Wolfe
Title: President

MAYFAIR WINE & LIQUOR SHOP, INC.,

by	/s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: President

ROOFTOP, INC.,

by	/s/ Warren P. Wolfe
Name: Warren P. Wolfe
Title: President

MINOOKA EXCHANGE, LLC,

by	/s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: President

22 East Advertising Agency, Inc.

22 East Reality Corporation

Bloomingdale’s By Mail Ltd.

Bloomingdale’s Gift Card, LLC

Bloomingdale’s, Inc.

Bloomingdale’s, LLC

Central Regional Claims Corporation

Charleston Stores Corporation

Jordan Servicenter, Inc.

Kaufmann’s Carousel, Inc.

Laurel Plaza Development I, Inc.

Macy’s California Realty, LLC

Macy’s Central, LLC

Macy’s Corporate Services, Inc.

Macy’s Credit and Customer Services, Inc.

Macy’s Department Stores, Inc.

Macy’s East, LLC

Macy’s Florida Stores, LLC

Macy’s Florida, LLC

Macy’s Gift Card, LLC

Macy’s Home Store, LLC

Macy’s Insurance, Inc.

Macy’s Merchandising Group International, LLC

Macy’s Systems and Technology, Inc.

Macy’s Systems Leasing, Inc.

Macy’s Texas, Inc.

Macy’s West, LLC

Macys.com, Inc.

May Company Montgomery Condominium LLC

May Credit Corporation

May Properties of Maryland, Inc.

May Stores IV, Inc.

May Stores VIII, Inc.

McIre One, Inc.

MF Distribution Center of Illinois LLC

MF Fargo-Grand Forks-Bismarck Stores LLC

MF Grape-Coldwater Stores LLC

MOA Rest, Inc.

Nimbus Store LLC

Nutmeg Acquisition Corporation

OBP, LLC

R.H. Macy Holdings (HK), Ltd.

R.H. Macy Warehouse (HK), Ltd.

Silver Spring Condo Corporation

Southdale Stores LLC

SWDC Investment Company

Walden Stores Corporation

by	/s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Vice President

JPMORGAN CHASE BANK, N.A., as PAYING AGENT,

by	/s/ Barry Bergman
Name: Barry Bergman
Title: Managing Director

SCHEDULE A

LIST OF INITIAL SUBSIDIARY GUARANTORS

1.	22 East Advertising Agency, Inc., a Florida corporation

2.	22 East Reality Corporation, a Florida corporation

3.	Bloomingdale’s Atlantic City, Inc., a Delaware corporation

4.	Bloomingdale’s By Mail Ltd., a New York corporation

5.	Bloomingdale’s Gift Card, LLC, an Ohio limited liability company

6.	Bloomingdale’s, Inc., an Ohio corporation

7.	Bloomingdale’s, LLC, an Ohio limited liability company

8.	Central Regional Claims Corporation, a Texas corporation

9.	Charleston Stores Corporation, an Indiana corporation

10.	Dayton’s Iron Horse Liquors, Inc., a Minnesota corporation

11.	Jordan Servicenter, Inc., a Delaware corporation

12.	Kaufmann’s Carousel, Inc., a Delaware corporation

13.	Laurel Plaza Development I, Inc., a Delaware corporation

14.	Macy’s California Realty, LLC, a Delaware limited liability company

15.	Macy’s Central, LLC, an Ohio limited liability company

16.	Macy’s Corporate Services, Inc., a Delaware corporation

17.	Macy’s Credit and Customer Services, Inc., an Ohio corporation

18.	Macy’s Department Stores, Inc., an Ohio corporation

19.	Macy’s East, LLC, an Ohio limited liability company

20.	Macy’s Florida Stores, LLC, an Ohio limited liability company

21.	Macy’s Florida, LLC, an Ohio limited liability company

22.	Macy’s GC Sales, Inc., and Ohio corporation

23.	Macy’s Gift Card, LLC, an Ohio limited liability company

24.	Macy’s Hamilton By Appointment, Inc., a Delaware corporation

25.	Macy’s Home Store, LLC, an Ohio limited liability company

26.	Macy’s Insurance, Inc., an Ohio corporation

27.	Macy’s Merchandising Group International, LLC, a Delaware limited liability company

28.	Macy’s Systems and Technology, Inc., a Delaware corporation

29.	Macy’s Systems Leasing, Inc., a Delaware corporation

30.	Macy’s Texas, Inc., a Delaware corporation

31.	Macy’s West, LLC, an Ohio limited liability company

32.	Macys.com, Inc., a New York corporation

33.	Marshall Field’s Chicago, Inc., a Delaware corporation

34.	May Company Montgomery Condominium LLC, a Maryland limited liability company

35.	May Credit Corporation, a Delaware corporation

36.	May Properties of Maryland, Inc., a Delaware corporation

37.	May Stores IV, Inc., a Delaware corporation

38.	May Stores VIII, Inc., a Delaware corporation

39.	Mayfair Wine & Liquor Shop, Inc., a Wisconsin corporation

40.	McIre One, Inc., a Delaware corporation

41.	MF Distribution Center of Illinois LLC, a Delaware limited liability company

42.	MF Fargo-Grand Forks-Bismarck Stores LLC, a Delaware limited liability company

43.	MF Grape-Coldwater Stores LLC, a Delaware limited liability company

44.	Minooka Exchange, LLC, an Ohio limited liability company

45.	MOA Rest, Inc., a Minnesota corporation

46.	Nimbus Store LLC, a Delaware limited liability company

47.	Nutmeg Acquisition Corporation, a Connecticut corporation

48.	OBP, LLC, a Tennessee limited liability company

49.	R.H. Macy Holdings (HK), Ltd., a Delaware corporation

50.	R.H. Macy Warehouse (HK), Ltd., a Delaware corporation

51.	Rooftop, Inc., a Minnesota corporation

52.	Silver Spring Condo Corporation, a Delaware corporation

53.	Southdale Stores LLC, a Delaware limited liability company

54.	SWDC Investment Company, a Connecticut corporation

55.	Walden Stores Corporation, an Indiana corporation

SCHEDULE B

Subordination Terms

ARTICLE I

DEFINITIONS

Capitalized terms used herein have the meanings set forth in the Amended and Restated Guarantee Agreement dated as of January 5, 2009 (the “Guarantee Agreement”) among Macy’s, Inc., Macy’s Retail Holdings, Inc., the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as Paying Agent or, if not defined therein, then in the Credit Agreement referred to therein. In addition, as used herein the following terms shall have the following meanings:

“Senior Creditors” means the Credit Parties.

“Senior Obligations” means (a) with respect to the Borrower, the Obligations, and (b) with respect to any other Loan Party, all monetary obligations of such Loan Party under the Guarantee Agreement.

“Subordinated Creditors” means each of Parent, the Borrower and the other Subsidiaries.

“Subordinated Obligations” means, with respect to any Loan Party, all Indebtedness and other monetary obligations of such Loan Party at any time owing to any Subordinated Creditor (including any such obligations or other liabilities owing to any other Person for the direct or indirect benefit of any Subordinated Creditor).

ARTICLE II

SUBORDINATION

SECTION 2.1. Subordination. Each Subordinated Creditor hereby agrees that all the Subordinated Obligations of each Loan Party are hereby expressly subordinated, to the extent and in the manner set forth in this Article II, to the prior payment in full in cash of all Senior Obligations of such Loan Party in accordance with the terms hereof.

SECTION 2.2. Dissolution or Insolvency. Upon any distribution of the assets of any Loan Party or upon any dissolution, winding up, liquidation or reorganization of any Loan Party, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Loan Party, or otherwise:

(a) the Senior Creditors of such Loan Party shall first be entitled to receive payment in full in cash of the Senior Obligations of such Loan Party in accordance with the terms of such Senior Obligations and the Loan Documents before any Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Obligations of such Loan Party, whether as principal, interest or otherwise; and

(b) any payment by, or distribution of the assets of, such Loan Party of any kind or character, whether in cash, property or securities, to which any Subordinated Creditor would be entitled except for the provisions hereof shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Paying Agent to the extent necessary to make payment in full in cash of all Senior Obligations of such Loan Party remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of the Senior Obligations, to be held and applied by the Paying Agent to payment of the Senior Obligations.

SECTION 2.3. Payment of Subordinated Obligations Prohibited Upon Exercise of Remedies. No payment (whether directly, by exercise of any right of set-off or otherwise) in respect of the Subordinated Obligations of any Loan Party, whether as principal, interest or otherwise, shall be permitted, and no such payment shall be received or accepted by or on behalf of any Subordinated Creditor, if an Event of Default has occurred and is continuing and the Commitments have been terminated pursuant to Article VII of the Credit Agreement.

SECTION 2.4. Certain Payments Held in Trust. In the event that any payment by, or distribution of the assets of, any Loan Party of any kind or character, whether in cash, property or securities, and whether directly, by exercise of any right of set-off or otherwise, shall be received by or on behalf of any Subordinated Creditor at a time when such payment is prohibited hereby, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the Paying Agent to the extent necessary to make payment in full in cash of all Senior Obligations of such Loan Party remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of such Senior Obligations, to be held and applied by the Paying Agent to satisfy the Senior Obligations.

SECTION 2.5. Subrogation. Subject to the prior indefeasible payment in full in cash of the Senior Obligations of a Loan Party, the applicable Subordinated Creditors of such Loan Party shall be subrogated to the rights of the Senior Creditors of such Loan Party to receive payments or distributions in cash, property or securities of such Loan Party applicable to such Senior Obligations until all amounts owing on the Subordinated Obligations of such Loan Party shall be paid in full, and as between and among a Loan Party, its creditors (other than its Senior Creditors) and the applicable Subordinated Creditors of such Loan Party, no such payment or distribution made to the Paying Agent by virtue hereof that otherwise would have been made to the Subordinated Creditors of such Loan Party shall be deemed to be a payment by such Loan Party on account of its Subordinated Obligations, it being understood that the provisions hereof are intended solely for the purpose of defining the relative rights of the Subordinated Creditors, on the one hand, and the Senior Creditors, on the other hand.

2

EXHIBIT A

FORM OF SUPPLEMENT TO AMENDED AND RESTATED GUARANTEE AGREEMENT

SUPPLEMENT NO. __ dated as of [            ] (this “Supplement”), to the AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of January 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) among MACY’S, INC. (formerly known as FEDERATED DEPARTMENT STORES, INC.) (“Parent”), MACY’S RETAIL HOLDINGS, INC. (formerly known as FEDERATED RETAIL HOLDINGS, INC.) (the “Borrower”), the SUBSIDIARY GUARANTORS party thereto (the “Subsidiary Guarantors”) and JPMORGAN CHASE BANK, N.A., as Paying Agent.

A. Reference is made to the Amended and Restated Credit Agreement, dated as of August 30, 2007, as amended and restated as of January 5, 2009 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Parent, the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Administrative Agents, and JPMorgan Chase Bank, N.A.,as Paying Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein.

C. Section 5.08 of the Credit Agreement provides that Subsidiary Loan Parties that are not Subsidiary Guarantors under the Guarantee Agreement may be required to become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “Additional Subsidiary”) is executing this Supplement in accordance with the requirements of Section 5.08 of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Paying Agent and the Additional Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.08 of the Credit Agreement, the Additional Subsidiary by its signature below becomes a Subsidiary Guarantor and a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the Additional Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor and Guarantor thereunder .

SECTION 2. The Additional Subsidiary represents and warrants to the Paying Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Paying Agent shall have received a counterpart of this Supplement that bears the signature of the Additional Subsidiary and the Paying Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guarantee Agreement.

SECTION 8. The Borrower agrees to reimburse the Paying Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Paying Agent.

IN WITNESS WHEREOF, the Additional Subsidiary and the Paying Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[ADDITIONAL SUBSIDIARY],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as PAYING AGENT,

by
Name:
Title: